UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/29/2009

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23930

Washington	91-1549568
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 623-7612
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of Bonus Plan

On May 29, 2009, the Board of Directors of Targeted Genetics Corporation (the "Company") approved a bonus plan (the "Plan") applicable to the Company's senior management, including the Company's two named executive officers and the Company's other two vice presidents ("Senior Management"). The Plan provides for bonus payments to Senior Management upon the achievement by the Company of a program-related performance milestone, including a bonus of $40,000 for the Company's chief executive officer and a bonus of $25,000 for the Company's chief financial officer. The Plan also provides for bonus payments to Senior Management in the event the Company obtains a specified minimum amount in additional outside funding. If earned, the bonus amount paid to Senior Management as a group would be $150,000 to $750,000, depending on the amount of funding received by the Company. Additional sources of outside funding could include strategic transactions, such as mergers and acquisitions; issuing equity or debt; selling or licensing technology or product candidates; extending or expanding current product development or manufacturing collaborations, or entering into additional product development or manufacturing collaborations; or other transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation

Date: June 04, 2009	By:	/s/ David J. Poston
David J. Poston
Vice President, Finance and Chief Financial Officer